As filed with the Securities and Exchange Commission on December 29, 2017

Registration No.  333 - 165729

Registration No.  333 – 23517

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________________

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-165729

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-23517

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________

VERU INC.

(Exact name of registrant as specified in its charter)

_____________________

Delaware	39-1144397
(State of Incorporation)	(I.R.S. Employer
Identification No.)

4400 Biscayne Blvd, Suite 888

Miami, Florida 33137

(Address of principal executive offices) (Zip Code)

_____________________

THE FEMALE HEALTH COMPANY

1997 STOCK OPTION PLAN

(Full title of the plan)

_____________________

Mitchell S. Steiner, M.D.

President and Chief Executive Officer

4400 Biscayne Blvd., Suite 888

Miami, Florida 33137-3212

(305) 509-6897

(Name and address of agent for service (Telephone number, including area code, of agent for service)

_____________________

Copy to:

Benjamin G. Lombard, Esq.

Reinhart Boerner Van Deuren s.c.

1000 North Water Street,  Suite 1700

Milwaukee, Wisconsin 53202

(414) 298-1000

_____________________

Indicate by check mark whether the restraint is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

_____________________

EXPLANATORY NOTE

The Female Health Company 1997 Stock Option Plan (the "Plan") has expired and no awards are outstanding or may be issued under the Plan.  Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, Veru Inc. (formerly known as The Female Health Company) (the "Company") is filing these Post-Effective Amendments to the following Registration Statements to deregister all of the shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), registered under the Registration Statements that remain unsold:

(1)	Registration Statement No. 333-165729 registering 2,685,980 shares of Common Stock, which was filed with the Securities and Exchange Commission and became effective on March 26, 2010.

(2)	Registration Statement No. 333-23517, registering 600,000 shares of Common Stock, which was filed with the Securities and Exchange Commission and became effective on March 18, 1997.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on December 29, 2017.

VERU INC.
BY:	/s/ Mitchell S. Steiner
Mitchell S. Steiner, M.D., President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to Registration Statements have been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mitchell S. Steiner
Mitchell S. Steiner, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	December 29, 2017

/s/ Elgar Peerschke
Elgar Peerschke	Director	December 27, 2017

/s/ David R. Bethune
David R. Bethune	Director	December 29, 2017

/s/ Mario Eisenberger
Mario Eisenberger, M.D.	Director	December 26, 2017

/s/ Harry Fisch
Harry Fisch, M.D.	Director	December 24, 2017

/s/ Mary Margaret Frank
Mary Margaret Frank, Ph.D.	Director	December 29, 2017

/s/ Lucy Lu
Lucy Lu, M.D.	Director	December 29, 2017

/s/ Georges Makhoul
Georges Makhoul, Ph.D.	Director	December 29, 2017

/s/ O.B. Parrish
O.B. Parrish	Director	December 29, 2017

/s/ Jesus Socorro
Jesus Socorro	Director	December 29, 2017

/s/ Daniel Haines
Daniel Haines	Chief Financial Officer (Principal Financial and Accounting Officer)	December 29, 2017